Exhibit 10.3
PG&E CORPORATION
2006 LONG-TERM INCENTIVE PLAN

PERFORMANCE SHARE GRANT

PG&E CORPORATION, a California corporation, hereby grants Performance Shares to the Recipient named below.  The Performance Shares have been granted under the PG&E Corporation 2006 Long-Term Incentive Plan, as amended (the “LTIP”).  The terms and conditions of the Performance Shares are set forth in this cover sheet and the attached Performance Share Agreement (the “Agreement”).

Date of Grant:                                March 10, 2010

Name of Recipient: ____________________________________________________________

Last Four Digits of Recipient’s Social Security Number:   ________________________________

Number of Performance Shares:   __________________________________________________

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement.  You and PG&E Corporation agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of the attached Agreement.  You are also acknowledging receipt of this Grant, the attached Agreement, and a copy of the prospectus describing the LTIP and the Performance Shares dated March 10, 2010.

Recipient: _______________________________________________________________________
                                                                                                    (Signature)

Please sign and return to PG&E Corporation, Human Resources,
One Market, Spear Tower, Suite 400, San Francisco, California 94105

Time Sensitive Election Regarding Withholding Taxes
The number of shares of PG&E Corporation common stock that you may be otherwise entitled to receive upon settlement of Performance Shares will be reduced to satisfy your applicable Withholding Taxes (defined in the Agreement) unless you elect by checking the box below to pay such Withholding Taxes by cash or check and return this executed cover sheet to PG&E Corporation by March 16, 2010.  (Form may be faxed to Tony Miller at (415) 267-7006.)

         ☐                 By checking this box I elect to satisfy the tax obligation by cash or check and not have shares withheld for this purpose.

Attachment

PG&E CORPORATION 2006 LONG-TERM INCENTIVE PLAN

PERFORMANCE SHARE AGREEMENT

The LTIP and Other Agreements
This Agreement constitutes the entire understanding between you and PG&E Corporation regarding the Performance Shares, subject to the terms of the LTIP.  Any prior agreements, commitments or negotiations are superseded.  In the event of any conflict or inconsistency between the provisions of this Agreement and the LTIP, the LTIP shall govern.  Capitalized terms that are not defined in this Agreement are defined in the LTIP. In the event of any conflict between the provisions of this Agreement and the PG&E Corporation Officer Severance Policy, this Agreement shall govern.

For purposes of this Agreement, employment with PG&E Corporation shall mean employment with any member of the Participating Company Group.

Grant of Performance Shares	PG&E Corporation grants you the number of Performance Shares shown on the cover sheet of this Agreement. The Performance Shares are subject to the terms and conditions of this Agreement and the LTIP.
Vesting of Performance Shares
 As long as you remain employed with PG&E Corporation, the Performance Shares will vest on the first business day of March (the “Vesting Date”) of the third year following the date of grant specified in the cover sheet.  Except as described below, all Performance Shares subject to this Agreement that have not vested shall be forfeited upon termination of your employment.

Settlement in Shares
Vested performance shares will be settled in shares of PG&E Corporation common stock, subject to the satisfaction of Withholding Taxes, as described below.  The number of shares you are entitled to receive will be calculated by multiplying the number of vested Performance Shares by the “settlement percentage” determined as follows:

Upon the Vesting Date, PG&E Corporation’s total shareholder return (“TSR”) will be compared to the TSR of the twelve other companies in PG&E Corporation’s comparator group1 for the prior three calendar years (the “Performance Period”).  Subject to rounding considerations, if PG&E Corporation’s TSR falls below the 25th percentile of the comparator group the settlement percentage  will be 0%; if PG&E Corporation’s TSR is at the 25th percentile, the settlement percentage will be 25%; if PG&E Corporation’s TSR is at the 75th percentile, the settlement percentage will be 100%; and if PG&E Corporation’s TSR is in the top rank, the settlement percentage will be 200%.  The following table sets forth the settlement percentages for the other TSR rankings that could be achieved based on PG&E Corporation’s TSR rank within the comparator group:

1 The identities of the companies currently comprising the comparator group are included in the prospectus.  PG&E Corporation reserves the right to change the companies comprising the comparator group at any time.

                                                      Number of Companies in
                                          Total (Including PG&E Corporation)   - 13

                                                       Performance                  Rounded
                                Rank                Percentile                      Payout

                                  1                        100%                             200%
                                  2                          92%                             170%
                                  3                          83%                             130%
                                  4                          75%                             100%
                                  5                          67%                             90%
                                  6                          58%                              75%
                                  7                          50%                              65%
                                  8                          42%                              50%
                                  9                          33%                              35%
                                10                          25%                              25%
                                11                          17%                                0%
                                12                            8%                                0%

The final settlement percentage, if any, will be determined as soon as practicable following the date that the Compensation Committee of the PG&E Corporation Board of Directors certifies the TSR percentile rank over the Performance Period pursuant to Section 10.5(a) of the LTIP.  PG&E Corporation will issue shares as soon as practicable after such determination, but not later than sixty (60) days after the Vesting Date.

Dividends
Each time that PG&E Corporation declares a dividend on its shares of common stock, an amount equal to the dividend multiplied by the number of Performance Shares granted to you by this Agreement shall be accrued on your behalf.  If you receive a Performance Share settlement in accordance with the preceding paragraph, at that same time you also shall receive a cash payment equal to the amount of any dividends accrued with respect to your Performance Shares over the Performance Period multiplied by the same settlement percentage used to determine the number of shares you are entitled to receive, if any.

Voluntary Termination
If you terminate your employment with PG&E Corporation voluntarily before the Vesting Date (other than for Retirement), all of the Performance Shares shall be cancelled as of the date of such termination and any dividends accrued with respect to your Performance Shares shall be forfeited.

Termination for Cause
If your employment with PG&E Corporation is terminated at any time by PG&E Corporation for cause before the Vesting Date, all of the Performance Shares shall be cancelled as of the date of such termination and any dividends accrued with respect to your Performance Shares shall be forfeited.  In general, termination for “cause” means termination of employment because of dishonesty, a criminal offense or violation of a work rule, and will be determined by and in the sole discretion of PG&E Corporation.

Termination other than for Cause
If your employment with PG&E Corporation is terminated by PG&E Corporation other than for cause before the Vesting Date, your unvested Performance Shares will vest proportionally based on the number of months during the Performance Period that you were employed (rounded down)

divided by the number of months in the Performance Period (36 months).  All other outstanding Performance Shares (and any associated accrued dividends) shall be cancelled unless your termination of employment was in connection with a Change in Control as provided below. Your vested Performance Shares will be settled, if at all, as soon as practicable after the Vesting Date based on the same settlement percentage applied to active employees and in any event within sixty (60) days of the Vesting Date.  At that time you also shall receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your vested Performance Shares multiplied by the same settlement percentage used to determine the number of shares you are entitled to receive, if any.

Retirement
If you retire before the Vesting Date, your outstanding Performance Shares will continue to vest as though your employment had continued and will be settled, if at all, as soon as practicable following the Vesting Date and in any event within sixty (60) days of the Vesting Date.  At the same time you also shall also receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your Performance Shares multiplied by the same settlement percentage used to determine the number of shares you are entitled to receive, if any.   You will be considered to have retired if you are age 55 or older on the date of termination and if you were employed by PG&E Corporation for at least five consecutive years ending on the date of termination of your employment.

Death/Disability
If your employment terminates due to your death or disability before the Vesting Date, all of your Performance Shares shall immediately vest and will be settled, if at all, as soon as practicable after the Vesting Date and in any event within sixty (60) days of the Vesting Date based on the same settlement percentage applied to active employees.  At that same time you also shall receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your Performance Shares multiplied by the same settlement percentage used to determine the number of shares you are entitled to receive, if any.

Termination Due to Disposition of Subsidiary
(1) If your employment is terminated (other than for cause or your voluntary termination) by reason of a divestiture or change in control of a subsidiary of PG&E Corporation, which divestiture or change in control results in such subsidiary no longer qualifying as a subsidiary corporation under Section 424(f) of the Internal Revenue Code of 1986, as amended, or (2) if your employment is terminated (other than for cause or your voluntary termination) coincident with the sale of all or substantially all of the assets of a subsidiary of PG&E Corporation, all Performance Shares shall vest proportionally based on the number of months during the Performance Period that you were employed (rounded down) divided by the number of months in the Performance Period (36 months).  All other outstanding Performance Shares (and any associated accrued dividends) shall automatically be cancelled upon such termination.  Your vested Performance Shares will be settled, if at all, as soon as practicable after the Vesting Date and in any event within sixty (60) days of the Vesting Date, based on the same settlement percentage applied to active employees.  At that same time you also shall receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your vested

Performance Shares multiplied by the same settlement percentage used to determine the number of shares you are entitled to receive, if any.
Change in Control
In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without your consent, either assume or continue PG&E Corporation’s rights and obligations under this Agreement or provide a substantially equivalent award in substitution for the Performance Shares subject to this Agreement.  If the Acquiror assumes or continues PG&E Corporation’s rights and obligations under this Agreement or substitutes a substantially equivalent award, TSR shall be calculated by aggregating (a) the TSR of PG&E Corporation for the period from January 1 of the year of grant to the date of the Change in Control, and (b) the TSR of the Acquiror from the date of the Change in Control to the last calendar day of the year preceding the Vesting Date.   The settlement percentage reflected in the table set forth above for the highest percentile TSR performance met or exceeded when calculated on that basis, and considering any adjustments to the comparator group, will be used to determine the number of shares, if any, you are entitled to receive upon settlement of the assumed, continued or substituted award, which settlement shall occur as soon as practicable after the Vesting Date and in any event within sixty (60) days of the Vesting Date.  At that time you also shall receive a cash payment, if any, equal to the amount of dividends accrued with respect to your Performance Shares over the Performance Period multiplied by the same settlement percentage used to determine the number of shares you are entitled to receive, if any.

If the Change in Control of PG&E Corporation occurs before the original Vesting Date, and if this Award is neither assumed nor continued by the Acquiror or if the Acquiror does not provide a substantially equivalent award in substitution for the Performance Shares subject to this Agreement, all of your outstanding Performance Shares shall automatically vest and become nonforfeitable on the date of the Change in Control.  Such vested Performance Shares will be settled, if at all, as soon as practicable following the original Vesting Date and in any event within sixty (60) days of the original Vesting Date.  The settlement percentage, if any, will be based on PG&E Corporation’s TSR for the period from January 1 of the year of grant to the date of the Change in Control compared to the TSR of the other companies in PG&E Corporation’s comparator group2 for the same period. At the same time you also shall receive a cash payment, if any, equal to the amount of dividends accrued with respect to your Performance Shares to the date of the Change in Control multiplied by the same settlement percentage used to determine the number of shares you are entitled to receive, if any.

Termination In Connection with a Change in Control
If your employment is terminated by PG&E Corporation other than for cause in connection with a Change in Control within within two years following the Change in Control, all of your outstanding Performance Shares (to the extent they did not previously vest upon failure of the Acquiror to assume or continue this Award) shall automatically vest and become nonforfeitable on

2 The identities of the companies currently comprising the comparator group are included in the prospectus.  PG&E Corporation reserves the right to change the companies comprising the comparator group at any time.

the date of termination of your employment. If your employment is terminated by PG&E Corporation other than for cause in connection with a change in control within three months before the change in control occurs, all of your outstanding performance shares will automatically vest in full and become nonforfeitable (including the portion that you would have otherwise forfeited based on the proration of vested performance shares through the date of termination of your employment) as of the date of the change in control. Your vested Performance Shares will be settled, if at all, as soon as practicable following the original Vesting Date and in any event within sixty (60) days of the Vesting Date and will be based on the same settlement percentage applied to active employees.  You shall also at that time receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your vested Performance Shares multiplied by the same settlement percentage used to determine the number of shares you are entitled to receive, if any.  PG&E Corporation shall have the sole discretion to determine whether termination of your employment was made in connection with a Change in Control.

Withholding Taxes
The number of shares of PG&E Corporation common stock that you are otherwise entitled to receive upon settlement of Performance Shares will be reduced by a number of shares having an aggregate Fair Market Value, as determined by PG&E Corporation, equal to the amount of any Federal, state, or local taxes of any kind required by law to be withheld by PG&E Corporation in connection with the Performance Shares determined using the applicable minimum statutory withholding rates, including social security and Medicare taxes due under the Federal Insurance Contributions Act and the California State Disability Insurance tax (“Withholding Taxes”).  If the withheld shares were not sufficient to satisfy your minimum Withholding Taxes, you will be required to pay, as soon as practicable, including through additional payroll withholding, any amount of the Withholding Taxes that is not satisfied by the withholding of shares described above.

Alternatively, you may elect to pay applicable Withholding Taxes through payroll deductions or by cash or check. Such an election must be made as indicated on the cover sheet to this Agreement.

Leaves of Absence
For purposes of this Agreement, if you are on an approved leave of absence from PG&E Corporation, or a recipient of PG&E Corporation sponsored disability benefits, you will continue to be considered as employed.  If you do not return to active employment upon the expiration of your leave of absence or the expiration of your PG&E Corporation sponsored disability benefits, you will be considered to have voluntarily terminated your employment.  See above under “Voluntary Termination.”

PG&E Corporation reserves the right to determine which leaves of absence will be considered as continuing employment and when your employment terminates for all purposes under this Agreement.

No Retention Rights
This Agreement is not an employment agreement and does not give you the right to be retained by PG&E Corporation.  Except as otherwise provided in an applicable employment agreement, PG&E Corporation reserves the right to terminate your employment at any time and for any reason.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California.
By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the LTIP.